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                                                                   Exhibit 10.33


                       CITADEL COMMUNICATIONS CORPORATION
                          1999 LONG-TERM INCENTIVE PLAN


SECTION I. PURPOSE

         The Citadel Communications Corporation Long-Term Incentive Plan (the "Plan") is intended to be the primary long-term incentive vehicle for senior management. The Plan is designed to advance the interests of Citadel Communications Corporation (the "Company") by encouraging senior management to seek ways to improve efficiencies, spend capital wisely, reduce debt and generate cash, all of which should combine to cause stock price appreciation. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") nor is it qualified under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         The Company's address is City Center West, 7201 Lake Mead Boulevard, Suite 400, Las Vegas, Nevada 89128.

SECTION II. ADMINISTRATION

         a. The Plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). All members of the Committee are required to be "nonemployee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "outside directors" within the meaning of section 162(m)(4)(C)(i) of the Code. For additional information about the Committee, participants should contact the Company at the address and telephone number listed above.

         b. The Committee selects the participants and determines: (i) when to grant a stock option award; (ii) the exercise price and the amount of Common Stock subject to each award; and (iii) the vesting schedule of the award. The Committee also has authority to construe and amend the Plan and all awards granted under it, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine (subject to sections VI, VII and VIII) the terms and provisions of the awards granted under the Plan (which need not be identical) and to make all other determinations necessary or advisable for administering the Plan.

SECTION III. SHARES SUBJECT TO THE PLAN

         a. Options for a total of 1,750,000 shares of the Company's $.001 par value Common Stock (the "Common Stock") may be granted pursuant to the terms of the Plan. The Common Stock subject to the Plan may be unissued shares of Common Stock or shares of issued Common Stock held in the Company's treasury, or both.

         b. The number of shares of the Company's Common Stock available upon the exercise of options granted under the Plan, the maximum number of shares for


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which awards may be granted to any one individual and the number of shares of outstanding awards are subject to appropriate adjustment by the Committee in accordance with section X.

         c. If any award granted under the Plan expires or otherwise terminates for any reason without having been vested in full, the shares of Common Stock subject to such awards again become available for issuance upon exercise of options granted under the Plan.

SECTION IV. DURATION, AMENDMENT, AND TERMINATION

         a. The termination or any amendment of the Plan may not impair or adversely affect, without the consent of the participants, the rights of holders of outstanding awards. The Board of Directors may terminate the Plan at any time.

         b. The Board of Directors may, from time to time, amend the Plan without stockholder approval except to the extent that any such amendment fails to comply with any applicable provision of the Code, ERISA, the Exchange Act or the rules of Nasdaq or causes the Plan to fail to be treated as qualified performance-based compensation under applicable Treasury Regulations.

SECTION V. ELIGIBILITY

         a. Awards may be granted under the Plan only to executive officers and senior managers of the Company or any of its subsidiaries. Members of the Committee are not eligible to receive awards.

         b. All awards shall be evidenced by a written Award Agreement between the Company and the participant that will contain such provisions, in addition to those contained in the Plan, as may be approved by the Committee.

SECTION VI. TERMS AND CONDITIONS OF AWARDS

         a. The Plan provides opportunities for participants to acquire shares of the Company's Common Stock upon the exercise of options granted under the Plan if performance goals and continued employment requirements are met. All or part of any options granted under the Plan may be "incentive stock options," as defined in Section 422 of the Code, or options that are not "incentive stock options."

         b. The Plan operates over a five-year performance period beginning at the date of the grant of the option (the "Performance Period"). Under the Plan, each participant receives an option to acquire a certain number of shares of Common Stock which can be earned during the Performance Period. The exercise price of an option initially granted effective as of the consummation of the Proposed Public Offering, as defined in Section XIV, will be the price per share to the public in the Proposed Public Offering. The exercise price of any option granted thereafter will be equal to the mean between the bid and ask quotations for the Company's Common Stock (referred


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to herein, together with the price per share to the public in the Proposed
Public Offering, as the "fair market value") on the date the option is granted, or, if there are no bid or asked quotations on that date, the bid and ask quotations on the next preceding date for which quotations are available. The number of shares subject to an option granted to a participant is established to provide a long-term incentive opportunity which is competitive with the practices of a cross-section of U.S. companies. If the number of shares subject to option is not fully earned during the Performance Period, any remaining opportunity for that option is forfeited.

         c. For the full number of shares subject to an option to be earned, the average stock price (with the average calculated over 20 consecutive trading days) at any time during the Performance Period must be twice the exercise price of the option. During the Performance Period, the shares subject to the option are earned in one-fifth increments for each increase in average stock price equal to one-fifth of the difference between the option's doubled exercise price and the option exercise price.

         For example, if the exercise price of the option is $30, a participant would earn the full number of shares subject to the option if the average stock price at any time during the Performance Period is at least $60. During the Performance Period, the shares subject to the option are earned in one-fifth increments as the average stock price increases by an amount equal to $6, which is one-fifth of the difference between the options doubled exercise price ($60) and the option's exercise price ($30).

         d. Absent any action by the Committee to the contrary, when an increment of the number of shares subject to an option is earned, that increment will be subject to a five-year vesting period (the "Vesting Period"). Under the Vesting Period, one-fifth of the number of shares earned vests, and therefore becomes exercisable, on each anniversary date after that increment was earned. The Committee has discretionary authority to alter the normal vesting period relating to any participant's award or to accelerate the vesting period relating to any participant's award.

SECTION VII. INCENTIVE STOCK OPTIONS

         The terms of any incentive stock options granted under the Plan must comply with the following additional rules:

         a. Employees Only. Incentive stock options may only be granted to employees (including officers and directors who are also employees) of the Company or subsidiary.

         b. Exercise Price. The exercise price per share of Common Stock shall be set by the Committee, provided that the exercise price for any incentive stock option may not be less than the fair market value as of the effective date of the grant.

         c. Exercise. In no event may any incentive stock option be exercisable for more than ten years from the date of its grant.


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         d. Individual Dollar Limitation. The aggregate fair market value
(determined as of the time an award is made) of all shares of Common Stock with respect to which incentive stock options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

         e. Ten Percent Owners. An incentive stock option may be granted to a "ten percent owner," as defined in Code Section 422, provided that at the time such option is granted, the exercise price per share of Common Stock shall not be less than 110% of the fair market value and such option by its terms is not exercisable after the expiration of five (5) years from the date of its grant.

         f. Expiration of Incentive Stock Options. No award of an incentive stock option may be made pursuant to this Plan after the expiration of ten (10) years from the effective date of the Plan as determined in Section XIV.

         g. Right to Exercise. During a participant's lifetime, an incentive stock option may be exercised only by the participant.

SECTION VIII. TERMINATION OF PARTICIPATION

         Notwithstanding the exercise periods set forth in any Award Agreement, options shall be subject to the following:

         a. An option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

         b. If a participant's employment is terminated due to (i) disability,
(ii) retirement, or (iii) for any other reason, such participant may exercise his or her incentive stock options only to the extent that such incentive stock options would have been exercisable on the termination date; provided, that such exercise is made prior to the earlier of (i) the expiration of three (3) months (six (6) months in the case of disability) after the termination date or (ii) the expiration of the option set forth in the Award Agreement.

         c. If a participant's employment, contractual or other relationship with the Company is terminated due to (i) disability, (ii) retirement, or (iii) for any other reason, such participant may exercise his or her non-qualified stock options, only to the extent that such options would have been exercisable on the termination date; provided, that such exercise is made within the applicable time period for exercise as set forth in the Award Agreement.

         d. If a participant dies before his or her options lapse pursuant to this Section, then the participant's options may be exercised, only to the extent that such options would have been exercisable on the date of the Participant's death; provided that such exercise is made prior to the earlier of
(i) the first anniversary of such Participant's death or (ii) the expiration date of the Option set forth in the Award


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Agreement.  Upon the participant's death, any exercisable options may be exercised by the Participant's legal representative or representatives.

SECTION IX. PAYMENT FOR STOCK PURCHASES; WITHHOLDING TAXES

         a. Payment for Common Stock purchased pursuant to the exercise of an option granted under the Plan may be made in cash (by check) or, where expressly approved for the participant by the Committee, in an Award Agreement or otherwise in writing and where permitted by law:

                  (i) by cancellation of indebtedness of the Company to the participant;

                  (ii) by surrender of Common Stock that either: (1) has been owned by the participant for more than six (6) months and has been paid for within the meaning of Rule 144 promulgated under the Securities Act; (2) was obtained by the participant in the public market; or (3) is otherwise acceptable to the Committee in its discretion;

                  (iii) by waiver of compensation due or accrued to participant for services rendered;

                  (iv) by tender of property acceptable to the Committee;

                  (v) through a "same day sale" commitment from participant and a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer") whereby participant irrevocably elects to exercise the option and to sell a portion of the Common Stock so purchased to pay for the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Common Stock to forward the exercise price directly to the Company;

                  (vi) through a "margin" commitment from participant and a NASD Dealer whereby the participant irrevocably elects to exercise the option and to pledge the Common Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Stock to forward the exercise price directly to the Company;

                  (vii) through any other "cashless exercise" procedure approved by the Committee; or

                  (viii) by any combination of the foregoing, or any other method of payment acceptable to the Committee in its sole discretion.

         b. The Committee may, in its discretion and consistent with its obligations to its existing lenders and all other applicable restrictions, help the participant pay for Common Stock purchased under the Plan by authorizing a guarantee by the Company of a third-party loan to the participant.


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         c. The Company or any subsidiary shall have the authority and the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

SECTION X. ADJUSTMENTS

         The Committee may adjust the number of shares of Common Stock under the Plan or subject to options granted under the Plan at any time to reflect any change in the capital structure of the Company affecting all outstanding shares of Common Stock, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in the capital structure of the Company. With respect to outstanding awards, such adjustment shall be made such that the participant shall be made whole and suffer no dilution in relation to the outstanding shares of Common Stock immediately prior to any such change.

SECTION XI. CHANGE IN CONTROL

         a. In the event of a Change in Control (as defined herein), the Company will require any successor to fulfill the terms and conditions of the Plan in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. In addition, vesting shall automatically be deemed to occur on the date which is 30 days prior to a "Change in Control."

         b. For purposes of this Plan, "Change in Control" means each of the following:

                  (1) Any transaction, or series of transactions, whereby any person (as that term is used in section 13 and 14(d)(2) of the Exchange
         Act), excluding affiliates of the Company, is or becomes the beneficial owner (as that term is used in section 13(d) of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

                  (2) Any merger, consolidation, or liquidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock would be converted into cash, securities, or other property, other than a merger or consolidation with a wholly owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is not substantial change in the shareholders of the Company and all then outstanding awards under the Plan are assumed by the successor corporation, which assumption shall be binding on all Participants; or

                  (3) The sale, transfer, or other disposition of all or substantially all of the assets of the Company.


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SECTION XII. RESTRICTIONS ON RESALES

         a. An employee shall have no right to sell, assign, transfer, pledge or otherwise dispose of or encumber any options granted under the Plan except by will or the laws of descent and distribution, and, if any employee earns any shares of Common Stock during the first six months of any Performance Period, the employee shall hold (within the meaning of Rule 16b-3 of the Exchange Act) such stock at least until the end of such six month period.

         b. Since the participants in the Plan would generally be considered "affiliates" of the Company, as that term is defined in the Rules and Regulations under the Securities Act of 1933 (the "Securities Act"), shares of the Company's Common Stock acquired under awards may be subject to restrictions on resale imposed by the Securities Act. Such shares could be resold under the terms of Rule 144 of the Rules and Regulations, pursuant to another applicable exemption, if any, from the registration requirements of the Securities Act, or pursuant to an effective registration statement, should the Company elect to prepare and file one with the Securities and Exchange Commission. Rule 144 limits the number of shares which may be sold by an affiliate within a three-month period. An "affiliate" of the Company is defined by the Rules and Regulations as a person that "directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with "the Company. Directors, officers, substantial stockholders and others, who by one means or another have the ability to exercise control over the Company, maybe deemed to be "affiliates." In connection with the awards, the Company may, in order to ensure that resales are made in compliance with the Securities Act, imprint a legend on certificates representing shares awarded to the effect that the shares may not be resold in the absence of compliance with the applicable restrictions or a determination that no restrictions are applicable.

         c. Notwithstanding any language to the contrary, during the vesting period a participant shall have the right (subject to section XII(a)) to transfer all or any portion of the participant's earned options to any of the following: a revocable living trust primarily for the benefit of the participant, an irrevocable trust in which the participant is the settlor, or a partnership in which the participant is a general partner.

SECTION XIII. MISCELLANEOUS

         a. No award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan unless the Company shall determine otherwise.

         b. The Plan and the grant of awards shall be subject to all applicable federal and state laws, rules and regulations and to such approval by any governmental or regulatory agency as may be required.

         c. The terms of the Plan shall be binding upon the Company and its successors and assigns.


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         d. Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

         e. Nothing contained in this Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements.

SECTION XIV. EFFECTIVE DATE

         The effective date of the Plan shall be May 24, 1999, subject to (i) shareholder approval and (ii) the consummation of the Company's currently proposed public offering of the Common Stock approved by the Company's Board of Directors on April 28, 1999 (the "Proposed Public Offering"). No awards will be granted under the Plan after the expiration of ten years from the effective date.








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